Exhibit 99.1

Analyst Contact:	Greg Slome
Sparton Corporation
Email: gslome@sparton.com
Office: (847) 762-5812

Media Contact:	Mike Osborne
Sparton Corporation
Email: mosborne@sparton.com
Office: (847) 762-5814

Investor Contact:	John Nesbett/Jennifer Belodeau
Institutional Marketing Services
Email: jnesbett@institutionalms.com
Office: (203) 972-9200

FOR IMMEDIATE RELEASE

Sparton Corporation Reports $0.14 EPS for Fiscal 2011 Second Quarter

SCHAUMBURG, IL. — February 9, 2011 — Sparton Corporation (NYSE: SPA) today announced results for the second quarter of fiscal 2011 ended December 31, 2010. The Company reported second quarter operating income of $1.6 million and net income of $1.4 million, or $0.14 per share, versus operating income of $1.5 million and net income of $3.2 million, or $0.33 per share, for the second quarter of fiscal 2010.

Consolidated results for the three and six months ended December 31, 2010 and 2009:

	Second Quarter		First Six Months of Fiscal Year
($ in 000’s, except per share)	2011	2010	2011	2010
Net sales	$46,331	$47,223	$92,098	$95,327
Gross profit	7,547	8,135	14,573	15,507
Restructuring / impairment charges	—	1,007	77	1,883
Gain on acquisition	—	—	(2,400)	—
Operating income	1,581	1,479	5,685	3,088
Provision for (benefit from) income taxes	114	(1,929)	100	(1,895)
Net income	1,435	3,248	5,515	4,653
Income per share - basic and diluted	0.14	0.33	0.54	0.47

Highlights for the fiscal 2011 second quarter are summarized below:

•	Net income of $1.4 million, or $0.14 per share, Sparton’s sixth consecutive profitable quarter.

•	Net sales of $11.4 million and net income of $1.2 million resulting from the acquired Colorado medical business.

•	Announced $4.5 million agreement to sell idle facility in Albuquerque, New Mexico, subject to closing.

Sparton President and CEO Cary Wood commented, “Sales and margin contribution from our newly acquired Colorado medical facility along with strong margins from our DSS business unit helped to carry our consolidated results as we continue to work through softening sales within both our EMS business and our Ohio medical facility. We are pleased with the operational progress we have made at our Colorado facility since its acquisition from Delphi Medical Systems in August of this fiscal year. This strategic addition to our Medical business has provided a solid contribution to sales and became accretive to earnings in the second quarter of fiscal 2011, a quarter ahead of our initial expectations.”

Consolidated Results for the Quarter

Net sales for the three months ended December 31, 2010 were $46.3 million, a decrease of 2% from the prior year quarter, due to lower sales from all of our comparable businesses reflecting decreased foreign sonobuoy sales from our DSS segment, certain program losses and customer design change delays from our EMS segment and continued softness in Medical sales at our Ohio facility. These developments were partially offset by additional sales in the current year quarter from the acquisition of Delphi Medical.

Consolidated gross profit percentage for the three months ended December 31, 2010 decreased slightly to 16% compared to 17% in the same quarter last year. The margin fluctuation reflects the unfavorable impact of the decreased contribution of sonobuoy sales from the Company’s DSS segment and decreased capacity utilization in the Company’s Medical and EMS segments, partially offset by the impact of plant consolidation within the EMS segment, higher margins achieved at the newly acquired Colorado Medical business and the benefits of continuous cost improvement programs across the Company.

Selling and administrative expenses for the three months ended December 31, 2010 increased approximately $0.6 million from the prior year quarter, reflecting increased business development expenses and additional expenses related to the Company’s Colorado facility, partially offset by reduced selling and administrative expenses due to the consolidation of EMS facilities during fiscal 2010 and decreased expenses related to the Company’s long-term incentive plan.

Sparton incurred no restructuring/impairment charges for the three months ended December 31, 2010 compared to $1.1 million of restructuring/impairment charges in the same quarter of fiscal 2009.

The Company recorded income tax expense of approximately $0.1 million for the three months ended December 31, 2010 compared to an income tax benefit of approximately $1.9 million for the three months ended December 31, 2009. The fiscal 2010 benefit reflects the release of $2.1 million of deferred tax asset valuation allowance in relation to tax regulation changes related to carryback provisions.

Segment results for the three and six months ended December 31, 2010 and 2009:

Sales:

($ in 000’s)	Second Quarter			First Six Months of Fiscal Year
SEGMENT	2011	2010	% Chg	2011	2010	% Chg
Medical	$25,650	$17,358	48%	$44,695	$36,914	21%
EMS	10,512	14,324	(27)%	22,840	31,927	(28)%
DSS	13,179	19,022	(31)%	30,776	32,367	(5)%
Eliminations	(3,010)	(3,481)	(14)%	(6,213)	(5,881)	6%

Totals	$46,331	$47,223	(2)%	$92,098	$95,327	(3)%

Gross profit:

($ in 000’s)	Second Quarter				First Six Months of Fiscal Year
SEGMENT	2011	GP %	2010	GP %	2011	GP %	2010	GP %
Medical	$3,790	15%	$2,463	14%	$5,657	13%	$5,397	15%
EMS	749	7%	711	5%	1,656	7%	1,729	5%
DSS	3,008	23%	4,961	26%	7,260	24%	8,381	26%

Totals	$7,547	16%	$8,135	17%	$14,573	16%	$15,507	16%

Operating income (loss):

($ in 000’s)	Second Quarter				First Six Months of Fiscal Year
SEGMENT	2011	% of Sales	2010	% of Sales	2011	% of Sales	2010	% of Sales
Medical	$1,850	7%	$1,542	9%	$4,647	10%	$3,406	9%
EMS	(106)	(1)%	(470)	(3)%	(9)	—%	(763)	(2)%
DSS	2,069	16%	4,150	22%	5,391	18%	7,077	22%
Other Unallocated	(2,232)	—	(3,743)	—	(4,344)	—	(6,632)	—

Totals	$1,581	3%	$1,479	3%	$5,685	6%	$3,088	3%

Segment Results for the Quarter

Medical Device (“Medical”)

Medical sales in the three months ended December 31, 2010 included $11.4 million of additional sales from the acquisition of certain assets related to the contract manufacturing business of Delphi Medical. Excluding these fiscal year 2011 incremental sales, Medical sales decreased approximately $3.1 million in the three months ended December 31, 2010 as compared with the same quarter last year. This decrease in comparable sales reflects customer related production delays as well as overall softening demand.

The gross profit percentage on Medical sales increased to 15% from 14% for the three months ended December 31, 2010 and 2009, respectively. This increase in margin on Medical sales reflects the Company’s continued implementation of Lean Enterprise, its cost management efforts to mitigate decreased capacity utilization at the Company’s Strongsville, Ohio facility and higher margins achieved at the Company’s Frederick, Colorado facility.

Selling and administrative expenses relating to the Medical segment were $1.8 million and $0.8 million for the three months ended December 31, 2010 and 2009, respectively, reflecting increased direct and allocated expenses related to the recent acquisition of Delphi Medical, charges related to an unfavorable arbitration award related to a dispute with a disengaged customer and increased business development efforts in the current fiscal quarter.

Electronic Manufacturing Services (“EMS”)

EMS sales for the three months ended December 31, 2010 decreased approximately $3.8 million as compared with the same quarter last year. This decrease primarily reflects certain program losses and customer design change delays.

The gross profit percentage on EMS sales increased to 7% for the three months ended December 31, 2010 compared to 5% for the three months ended December 31, 2009. The quarter over quarter comparison reflects product mix, improved performance, consolidation of EMS operations and an aggressive continuous improvement program, partially offset by the impact of the overall decrease in sales volume.

Selling and administrative expenses relating to the EMS segment were $0.9 million for the three months ended December 31, 2010 compared to $0.8 million for the three months ended December 31, 2009, as decreased expenses related to the consolidation of EMS facilities during fiscal 2010 were offset by increased business development efforts in the current fiscal quarter.

Restructuring/impairment charges relating to the EMS segment were $0.4 million for the three months ended December 31, 2009. No restructuring/impairment charges relating to the EMS segment were recognized in the current year quarter.

Defense & Security Systems (“DSS”)

DSS sales for the three months ended December 31, 2010 decreased by $5.8 million from the second quarter of last fiscal year, reflecting decreases in sonobuoy sales to foreign governments and in engineering sales revenue, as well as slightly lower U.S. Navy sonobuoy production in the current year quarter. Partially offsetting these decreases were increased digital compass sales.

The gross profit percentage on DSS sales for the three months ended December 31, 2010 was 23% compared to 26% for the three months ended December 31, 2009. While the Company continues to realize elevated margins on the production of U.S. Navy sonobuoys, gross profit percentage in the current year quarter was negatively impacted by decreased overall sales, particularly decreased sales to foreign governments as compared to the prior year period.

Selling and administrative expenses relating to the DSS segment were $0.8 million for each of the three months ended December 31, 2010 and 2009, respectively, reflecting increased direct selling and administrative expenses due to increased business development efforts in the current fiscal quarter, offset by a decrease in allocated corporate selling and administrative expenses.

The Company incurred $0.2 million of internally funded research and development expenses in the three months ended December 31, 2010. No internally funded research and development expense was recognized in the prior year period.

Liquidity and Capital Resources

Mr. Wood commented, “On December 14, 2010, we announced a $4.5 million agreement to sell our remaining idle facility in Albuquerque, New Mexico. While still subject to meeting certain closing conditions, the sale is anticipated to be completed in the latter half of February 2011 and the additional liquidity we expect from this sale would strengthen our ability to execute on current and future growth initiatives.”

As of December 31, 2010, the Company had $30 million in cash and cash equivalents and no outstanding borrowings against available funds on its $20 million revolving credit facility provided in August 2009 by PNC Bank, National Association. The credit facility is subject to certain customary covenants which were met at December 31, 2010.

Outlook

Mr. Wood further commented, “We continue to be focused on the successful implementation of our strategic growth plan. The Company introduced a new marketing initiative this week at an industry trade show in Anaheim, California and is scheduled to attend nine additional industry trade shows over the next twelve months. Having recently expanded our business development resources, we are well positioned to leverage this increased market exposure to complement our continued operational success during fiscal 2011 and beyond. An integral part of our growth plan is the pursuit of acquisition targets that complement Sparton’s strategic direction, and we are continuously evaluating new opportunities. We are excited about the Company’s current position for future growth and look forward to reporting on future successes.”

Conference Call

Sparton will host a conference call with investors and analysts on February 15, 2011 at 11:00 a.m. CST to discuss its fiscal year 2011 second quarter financial results, provide a general business update, and respond to investor questions. To participate, callers should dial (800) 954-0603. Participants should dial in at least 15 minutes prior to the start of the call. A Web presentation link is also available for the conference call: https://www.livemeeting.com/cc/gc_min_pro_usa/join?id=4RSNBJ&role=attend. Investors and financial analysts are invited to ask questions after the presentation is made. The presentation and a replay of the call will be available on Sparton’s Web site: http://www.sparton.com in the “Investor Relations” section for up to two years after the conference call.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 111th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, and field service. The primary markets served are in the Medical Device, Electronic Manufacturing Services, and Defense & Security Systems industries. Headquartered in Schaumburg, IL, Sparton currently has five manufacturing locations worldwide. The Company’s Web site may be accessed at http://www.sparton.com.

Safe Harbor and Fair Disclosure Statement

Certain statements described in this press release are forward-looking statements within the scope of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect Sparton’s current views with respect to future events and are based on currently available financial, economic and competitive data and its current business plans. Actual results could vary materially depending on risks and uncertainties that may affect Sparton’s operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, Sparton’s financial performance and the implementations and results of its ongoing strategic initiatives. For a more detailed discussion of these and other risk factors, see Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in Sparton’s Form 10-K for the year ended June 30, 2010, and its other filings with the Securities and Exchange Commission. Sparton undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands, except share data)

	December 31, 2010	June 30, 2010
Assets
Current Assets:
Cash and cash equivalents	$29,941	$30,589
Restricted cash	—	3,162
Accounts receivable, net of allowance for doubtful accounts of $455 and $532, respectively	18,504	17,967
Inventories and cost of contracts in progress, net	35,076	26,514
Income taxes receivable	304	296
Deferred income taxes	57	57
Property held for sale	3,900	3,900
Prepaid expenses and other current assets	1,988	1,449

Total current assets	89,770	83,934
Property, plant and equipment, net	10,179	8,924
Goodwill	19,141	19,141
Other intangible assets, net	4,583	4,803
Other non-current assets	2,949	3,059

Total assets	$126,622	$119,861

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of long-term debt	$121	$121
Accounts payable	14,462	13,045
Accrued salaries and wages	4,177	5,737
Accrued health benefits	948	989
Current portion of pension liability	178	1,139
Restructuring accrual	170	233
Advance billings on customer contracts	22,773	21,595
Other accrued expenses	3,849	3,345

Total current liabilities	46,678	46,204
Deferred income taxes — non-current	1,807	1,579
Pension liability — non-current portion	2,080	1,980
Long-term debt — non-current portion	1,735	1,796
Environmental remediation — non-current portion	3,886	4,033

Total liabilities	56,186	55,592

Commitments and contingencies

Shareholders’ Equity:
Preferred stock, no par value; 200,000 shares authorized, none outstanding	—	—
Common stock, $1.25 par value; 15,000,000 shares authorized, 10,216,484 and 10,200,534 shares outstanding, respectively	12,771	12,751
Capital in excess of par value	20,216	19,864
Retained earnings	40,541	35,026
Accumulated other comprehensive loss	(3,092)	(3,372)

Total shareholders’ equity	70,436	64,269

Total liabilities and shareholders’ equity	$126,622	$119,861

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Three Months Ended		For the Six Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net sales	$46,331	$47,223	$92,098	$95,327
Cost of goods sold	38,784	39,088	77,525	79,820

Gross profit	7,547	8,135	14,573	15,507

Operating Expense:
Selling and administrative expenses	5,689	5,109	10,523	9,689
Internal research and development expenses	155	—	282	—
Amortization of intangible assets	110	117	220	234
Restructuring/impairment charges	—	1,007	77	1,883
Gain on acquisition	—	—	(2,400)	—
Gain on sale of property, plant and equipment	—	—	(18)	—
Other operating expenses	12	423	204	613

Total operating expense	5,966	6,656	8,888	12,419

Operating income	1,581	1,479	5,685	3,088

Other income (expense)
Interest expense	(181)	(203)	(351)	(462)
Interest income	28	8	86	16
Other, net	121	35	195	116

Total other expense, net	(32)	(160)	(70)	(330)

Income before provision for (benefit from) income taxes	1,549	1,319	5,615	2,758
Provision for (benefit from) income taxes	114	(1,929)	100	(1,895)

Net income	$1,435	$3,248	$5,515	$4,653

Income per share of common stock:
Basic	$0.14	$0.33	$0.54	$0.47

Diluted	$0.14	$0.33	$0.54	$0.47

Weighted average shares of common stock outstanding:
Basic	10,209,376	9,964,420	10,204,955	9,957,964

Diluted	10,249,593	9,964,420	10,229,449	9,957,964

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollars in thousands)

	For the Six Months Ended
	December 31, 2010	December 31, 2009
Cash Flows from Operating Activities:
Net income	$5,515	$4,653
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	687	739
Deferred income tax expense	228	(1,895)
Pension expense	285	723
Stock-based compensation expense	372	384
Non-cash restructuring/impairment charges	—	150
Net gain on sale of property, plant and equipment	(18)	—
Gain on acquisition	(2,400)	—
Other	174	102
Changes in operating assets and liabilities:
Accounts receivable	(537)	16,423
Income taxes receivable	(8)	—
Inventories and cost of contracts in progress	2,094	6,547
Prepaid expenses and other assets	(598)	(976)
Advance billings on customer contracts	1,178	(5,421)
Accounts payable and accrued expenses	(954)	(20,534)

Net cash provided by operating activities	6,018	895
Cash Flows from Investing Activities:
Purchase of certain contract manufacturing assets of Delphi Medical	(8,419)	—
Additional goodwill from SMS acquisition	—	(977)
Change in restricted cash	3,162	(3,129)
Purchases of property, plant and equipment	(1,362)	(687)
Proceeds from sale of property, plant and equipment	18	450

Net cash used in investing activities	(6,601)	(4,343)
Cash Flows from Financing Activities:
Net short-term bank borrowings (repayments)	—	(15,500)
Repayment of long-term debt	(65)	(4,457)
Payment of debt financing costs	—	(844)

Net cash used in financing activities	(65)	(20,801)

Net decrease in cash and cash equivalents	(648)	(24,249)
Cash and cash equivalents at beginning of period	30,589	36,261

Cash and cash equivalents at end of period	$29,941	$12,012

Supplemental disclosure of cash flow information:
Cash paid for interest	$182	$329
Cash paid (received) for income taxes	$(102)	$4

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(UNAUDITED)

(Dollars in thousands, except share data)

	Six Months Ended December 31, 2010
	Common Stock		Capital In Excess	Retained	Accumulated Other Comprehensive
	Shares	Amount	of Par Value	Earnings	Income (Loss)	Total
Balance at June 30, 2010	10,200,534	$12,751	$19,864	$35,026	$(3,372)	$64,269
Stock grants issued	15,950	20	(20)	—	—	—
Stock-based compensation	—	—	372	—	—	372
Comprehensive income, net of tax:
Net income	—	—	—	5,515	—	5,515
Change in unrecognized pension costs	—	—	—	—	280	280
Comprehensive income						5,795

Balance at December 31, 2010	10,216,484	$12,771	$20,216	$40,541	$(3,092)	$70,436

	Six Months Ended December 31, 2009
	Common Stock		Capital In Excess	Retained	Accumulated Other Comprehensive
	Shares	Amount	of Par Value	Earnings	Income (Loss)	Total
Balance at June 30, 2009	9,951,507	$12,439	$19,671	$27,586	$(4,801)	$54,895
Stock grants issued	27,000	34	(34)	—	—	—
Stock-based compensation	—	—	384	—	—	384
Comprehensive income, net of tax:
Net income	—	—	—	4,653	—	4,653
Change in unrecognized pension costs	—	—	—	—	637	637
Net and comprehensive income	—	—	—	—	—	5,290

Balance at December 31, 2009	9,978,507	$12,473	$20,021	$32,239	$(4,164)	$60,569